EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:
Bruce Johnson	Matt Hayden
eResearchTechnology, Inc.	Hayden Communications
215-282-5580	858-704-5065

eResearchTechnology Reports Second Quarter Results

Reports Revenue of $17.6 Million and Earnings per Share of $0.04

PHILADELPHIA, PA July 27, 2005/PRNewswire-FirstCall/ – eResearchTechnology, Inc. (Nasdaq: ERES) (“eRT” or “the company”), a leading provider of technology and services to the pharmaceutical, biotechnology and medical device industries, announced today results for the quarter ended June 30, 2005.

The company reported revenues of $17.6 million for the second quarter, compared to $28.2 million in revenue reported for the second quarter of 2004. eRT reported net income for the second quarter of 2005 of $2.0 million, or $0.04 per diluted share, versus net income of $8.1 million, or $0.15 per diluted share, for the second quarter of 2004

For the six months ended June 30, 2005, the company reported revenues of $40.5 million, compared to $54.3 million in revenues for the six months ended June 30, 2004. eRT reported net income of $6.0 million, or $0.11 per diluted share for the six months ended June 30, 2005, compared to net income of $15.4 million, or $0.28 per diluted share for the six months ended June 30, 2004.

The company signed $25.6 million in new contracts and work orders in the second quarter of 2005, including $7.5 million for new Thorough Phase I ECG study agreements. eRT ended the quarter with $73.9 million in cash equivalents and short-term investments, an increase from $70.8 million at the end of the first quarter of 2005. During the second quarter of 2005, eRT purchased 200,000 shares of its common stock at a cost of $2.2 million.

“This quarter represents a potential turning point for the company as the global regulatory agreement to move ICH E14 ECG guidance to implementation as of May 12, 2005, solidifies the importance of cardiac safety evaluation in clinical trials, and serves to establish the standards by which such evaluation should be conducted particularly with respect to Thorough QTc studies,” commented Joseph Esposito, President and CEO of eRT. “We expect to see accelerated growth through the balance of 2005 into 2006 commensurate with the increase in demand expected as a result of the E14 requirements.”

2005 Guidance

The company issued the following update to guidance for 2005: For the third quarter of 2005, the company expects to report revenues of between $21 and $24 million and net income of $0.06 to $0.09 per diluted share. For the full year 2005, the company expects to report revenue of between $90 and $95 million and diluted earnings per share of $0.30 to $0.35.

Mr. Esposito and Bruce Johnson, the company’s Chief Financial Officer, will hold a conference call to discuss these results. The conference call will take place at 4:45 p.m. EDT on July 27, 2005. Interested participants should call 888-874-9713 when calling within the United States or 973-935-8506 when calling internationally. There will be a playback available until August 27, 2005. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 6267293 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at eRT’s web site at www.eRT.com. The webcast may also be accessed at ViaVid’s website at http://viavid.net/dce.aspx?sid=00002719. The webcast can be accessed until August 27, 2005 on either site.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2005 financial guidance, and the impact of regulatory guidance, involve a number of risks and uncertainties such as the company’s ability to obtain new contracts and accurately estimate net revenues due to uncertain regulatory guidance, variability in size, scope and duration of projects, and internal issues at the sponsoring client, competitive factors, technological development, and market demand. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company’s financial results can be found in the company’s Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

eResearchTechnology, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005

Net revenues:
Licenses	$2,670	$1,746	$5,123	$3,409
Services	20,308	11,245	38,318	27,147
Site support	5,186	4,586	10,815	9,935

Total net revenues	28,164	17,577	54,256	40,491

Costs of revenues:
Cost of licenses	231	104	353	237
Cost of services	6,081	5,576	12,066	12,066
Cost of site support	2,582	3,148	4,945	6,331

Total costs of revenues	8,894	8,828	17,364	18,634

Gross margin	19,270	8,749	36,892	21,857

Operating expenses:
Selling and marketing	2,364	2,107	4,817	4,445
General and administrative	2,350	2,639	4,500	5,535
Research and development	1,042	903	2,015	1,894

Total operating expenses	5,756	5,649	11,332	11,874

Operating income	13,514	3,100	25,560	9,983
Other income, net	84	170	192	165

Income before income taxes	13,598	3,270	25,752	10,148
Income tax provision	5,466	1,304	10,352	4,110

Net income	$8,132	$1,966	$15,400	$6,038

Basic net income per share	$0.16	$0.04	$0.30	$0.12

Diluted net income per share	$0.15	$0.04	$0.28	$0.11

Shares used to calculate basic net
income per share	51,579	50,388	51,256	50,379

Shares used to calculate diluted net
income per share	55,571	53,133	55,488	53,229

eResearchTechnology, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2004	June 30, 2005

ASSETS		(unaudited)

Current assets:
Cash and cash equivalents	$45,806	$40,661
Short-term investments	22,942	33,217
Accounts receivable, net	14,798	11,055
Prepaid expenses and other	3,522	6,872
Deferred income taxes	323	323

Total current assets	87,391	92,128

Property and equipment, net	25,204	25,882
Goodwill	1,212	1,212
Other assets	782	485
Deferred income taxes	1,936	962

	$116,525	$120,669

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,455	$3,000
Accrued expenses	4,318	4,162
Income taxes payable	2,147	687
Current portion of capital lease obligations	233	141
Deferred revenues	20,325	20,742

Total current liabilities	29,478	28,732

Capital lease obligations, excluding current portion	193	124

Stockholders’ equity:
Preferred stock-$10.00 par value, 500,000 shares authorized, none issued and outstanding	—	—
Common stock-$.01 par value, 175,000,000 shares authorized, 56,396,696 and 56,619,865 shares issued, respectively	564	566
Additional paid-in capital	69,694	71,402
Accumulated other comprehensive income	1,601	1,055
Retained earnings	46,550	52,588
Treasury stock, 6,067,519 and 6,267,519 shares at cost	(31,555)	(33,798)

Total stockholders’ equity	86,854	91,813

	$116,525	$120,669

eResearchTechnology, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2004	2005

Operating activities:
Net income	$15,400	$6,038
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,143	5,209
Cost of sale of equipment	—	281
Provision for uncollectable accounts	84	89
Stock option income tax benefits	9,954	993
Investment impairment charge	—	284
Changes in operating assets and liabilities:
Accounts receivable	(3,716)	3,552
Prepaid expenses and other	(1,577)	(3,026)
Accounts payable	290	569
Accrued expenses	(348)	(211)
Income taxes	(1,089)	(486)
Deferred revenues	7,010	524

Net cash provided by operating activities	30,151	13,816

Investing activities:
Purchases of property and equipment	(7,313)	(6,726)
Purchases of short-term investments	(17,552)	(23,025)
Proceeds from sales of short-term investments	9,723	12,750

Net cash used in investing activities	(15,142)	(17,001)

Financing activities:
Repayment of capital lease obligations	(324)	(161)
Proceeds from exercise of stock options	2,681	722
Repurchase of common stock for treasury	—	(2,243)

Net cash provided by (used in) financing activities	2,357	(1,682)

Effect of exchange rate changes on cash	42	(278)

Net increase (decrease) in cash and cash equivalents	17,408	(5,145)
Cash and cash equivalents, beginning of period	38,364	45,806

Cash and cash equivalents, end of period	$55,772	$40,661